P06000067963

Florida Department of State
Division of Corporations
Public Access System

Electronic Filing Cover Sheet

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(((H06000133783 3)))

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To:
     Division of Corporations
     Fax Number      : (850)205-0381

From:
     Account Name    : ARNSTEIN & LEHR LLP
     Account Number  : I20060000021
     Phone           : (954)713-7600
     Fax Number      : (954)713-7700
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FLORIDA PROFIT/NON PROFIT CORPORATION

High Point Acquisition, Inc.

Certificate of Status	0
Certified Copy	1
Page Count	03
Estimated Charge	$78.75

FILED
2006 MAY 15 AM 11:12
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

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T. Hampton MAY 16 2006

FILED

2006 MAY 15 AM 11: 12

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Fax Audit # (((H06000133783 3)))

ARTICLES OF INCORPORATION
OF
HIGH POINT ACQUISITION, INC.

The undersigned, being a natural person competent to contract, does make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

ARTICLE I
CORPORATE NAME

The name of this Corporation shall be: HIGH POINT ACQUISITION, INC.

ARTICLE II
PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and mailing address of the Corporation is 1767 Lakewood Ranch Boulevard, #192, Bradenton, Florida 34211

ARTICLE III
NATURE OF CORPORATE BUSINESS AND POWERS

The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

ARTICLE IV
CAPITAL STOCK

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be One Thousand (1,000) shares of Common stock, par value $.0001 per share.

ARTICLE V
TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE VI
REGISTERED AGENT AND INITIAL REGISTERED OFFICE IN FLORIDA

The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be Joel D. Mayersohn, c/o Arnstein & Lehr LLP, 200 E. Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301.

ARTICLE VII
BOARD OF DIRECTORS

This Corporation shall have one (1) to seven (7) Directors, as determined by the Board.

ARTICLE VIII
INCORPORATOR

The name and address of the person signing these Articles of Incorporation as the Incorporator is Joel D. Mayersohn, c/o Arnstein & Lehr LLP, 200 E. Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301.

ARTICLE IX
INDEMNIFICATION

This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

ARTICLE X
AFFILIATED TRANSACTIONS

This Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation this May 12, 2006.

Joel D. Mayersohn, Incorporator

Fax Audit # (((H06000133783 3)))

CERTIFICATE DESIGNATING REGISTERED AGENT AND OFFICE FOR SERVICE OF PROCESS

HIGH POINT ACQUISITION, INC., a corporation existing under the laws of the State of Florida, with its principal office and mailing address 1767 Lakewood Ranch Boulevard, #192, Bradenton, Florida 34211, has named, Joel D. Mayersohn, with his address at c/o Arnstein & Lehr LLP, 200 E. Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301, as its agent to accept service of process within the State of Florida.

ACCEPTANCE:

Having been named to accept service of process for the above-named Corporation, at the place designated in this Certificate, I accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.

Joel D. Mayersohn, Incorporator

FILED
2006 MAY 15 AM 11:12
SECRETARY OF STATE
TALLAHASSEE, FLORIDA